Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS SECOND QUARTER 2020 RESULTS

•         Quarterly revenue of $491 million

•         Semi-Cap revenue growth of 39% year-over-year

•         Medical revenue growth of 18% year-over-year

•         Quarterly GAAP diluted loss per share of $(0.09) and non-GAAP diluted EPS of $0.07

•         Operating cash flow of $23 million

TEMPE, AZ, July 29, 2020 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2020.

	Three Months Ended
	Jun 30,	Mar 31,	Jun 30,
In millions, except EPS	2020	2020	2019
Sales	$491	$515	$602
Net income (loss)(2)	$(3)	$4	$9
Net income – non-GAAP(1)(2)	$3	$8	$14
Diluted earnings (loss) per share(2)	$(0.09)	$0.10	$0.24
Diluted EPS – non-GAAP(1)(2)	$0.07	$0.22	$0.36
Operating margin(2)	(0.4)%	1.3%	2.0%
Operating margin – non-GAAP(1)(2)	1.2%	2.3%	3.1%

(1) A reconciliation of GAAP and non-GAAP results is included below.

(2) Results for the second quarter ended June 30, 2020 include the impact of approximately $4.1 million of COVID-19 related costs.

“Thanks to the commitment and tireless work of our global Benchmark team, we continue to successfully navigate this challenging pandemic environment.  Protecting our people remains our highest priority and we will continue our vigilance to keep people safe and our locations operational,” said Jeff Benck, Benchmark President and CEO.

“Despite the current macro conditions, our team has focused on delivering products to meet the needs of our customers.  Our diversified portfolio remains a strength at this time as we saw strong second quarter growth in our Medical and Semi-cap sectors. Moving into the third quarter, we expect sequential improvements in revenue, profit and utilization underpinned by stronger demand from our Semi-Cap and Defense customers where we have industry leading positions.”

Cash Conversion Cycle

	Jun 30,	Mar 31,	Jun 30,
	2020	2020	2019

Accounts receivable days	55	56	54
Contract asset days	28	28	23
Inventory days	72	65	52
Accounts payable days	(61)	(61)	(60)
Customer deposits	(10)	(7)	(3)
Cash Conversion Cycle days	84	81	66

Second Quarter 2020 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Jun 30,		Mar 31,		Jun 30,
Higher-Value Markets	2020		2020		2019
Medical	$135	27%	$118	23%	$114	19%
Semi-Cap	87	18	83	16	63	10
A&D	88	18	119	23	107	18
Industrials	87	18	103	20	115	19
	$397	81%	$423	82%	$399	66%

	Jun 30,		Mar 31,		Jun 30,
Traditional Markets	2020		2020		2019
Computing	$44	9%	$36	7%	$133	22%
Telecommunications	50	10	56	11	70	12
	$94	19%	$92	18%	$203	34%
Total	$491	100%	$515	100%	$602	100%

Overall, higher-value market revenues during the second quarter were down 6% quarter-over-quarter and flat year-over-year.  Demand strength in Medical supporting COVID-19 solutions and new product ramps, as well as the continued Semi-cap recovery, were offset by weakness in commercial Aerospace and Industrial markets.  Traditional market revenues were up 2% quarter-over-quarter due to stronger demand for high performance computing products and down 54% year-over-year primarily from the Company’s conscious exit of a legacy computing contract in 2019.

Third Quarter 2020 Outlook

•         Revenue between $490 - $530 million

•         Diluted GAAP earnings per share between $0.21 - $0.26

•         Diluted non-GAAP earnings per share between $0.26 - $0.30 (excluding restructuring charges and other costs and amortization of intangibles)

•         Our guidance includes known constraints due to COVID-19 and assumes no further significant interruptions occur to our supply base, operations, or customers.  Guidance also assumes no material changes to market conditions due to COVID-19.

Restructuring charges are expected to range between $0.8 million to $1.2 million in the third quarter and the amortization of intangibles is expected to be $2.4 million in the third quarter.

Second Quarter 2020 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time.  The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Wednesday, August 5, 2020 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "could", "predict" and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Forward-looking statements include, among other things, the estimated financial impact of the COVID-19 pandemic, our outlook and guidance for third quarter 2020 results, the company’s anticipated plans and responses to the COVID-19 pandemic, statements (express or implied) concerning future operating results or margins, the ability to generate sales and income or cash flow, and expected revenue mix, and Benchmark’s business and growth strategies. Although the company believes these statements are based on and derived from reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  These statements also depend on the duration and severity of the COVID-19 pandemic and related risks, including government and other third-party responses to the crisis and the consequences for the global economy, our business and the businesses of our suppliers and customers.  Events relating to or resulting from the COVID-19 pandemic, including the possibility of customer demand fluctuations, supply chain constraints, or the ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, may have resulting impacts on the company’s business, financial condition, results of operations, and the company’s ability (or inability) to execute on its plans to respond to the COVID-19 pandemic.  If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Part 1, Item 1A, "Risk Factors" of the company's Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to the company as of the date of this document, and it assumes no obligation to update them.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.   This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software.   The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.   Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.   Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Sales	$490,966	$601,602	$1,005,930	$1,204,422
Cost of sales	456,294	552,379	927,897	1,105,162
Gross profit	34,672	49,223	78,033	99,260
Selling, general and administrative expenses	28,516	31,507	60,091	61,514
Amortization of intangible assets	2,371	2,361	4,752	4,728
Restructuring charges and other costs	5,657	3,414	8,572	4,990
Income (loss) from operations	(1,872)	11,941	4,618	28,028
Interest expense	(2,351)	(1,718)	(4,053)	(3,327)
Interest income	287	1,053	886	2,350
Other income (expense), net	32	808	(630)	2,412
Income (loss) before income taxes	(3,904)	12,084	821	29,463
Income tax expense (benefit)	(497)	2,637	376	6,243
Net income (loss)	$(3,407)	$9,447	$445	$23,220

Earnings (loss) per share:
Basic	$(0.09)	$0.25	$0.01	$0.59
Diluted	$(0.09)	$0.24	$0.01	$0.58

Weighted-average number of shares used in calculating
earnings (loss) per share:
Basic	36,439	38,426	36,614	39,522
Diluted	36,439	38,583	36,863	39,843

For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	June 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$356,419	$363,956
Accounts receivable, net	302,068	324,424
Contract assets	153,641	161,061
Inventories	363,665	314,956
Other current assets	32,326	30,685
Total current assets	1,208,119	1,195,082
Property, plant and equipment, net	198,001	205,819
Operating lease right-of-use assets	74,170	76,859
Goodwill and other, net	277,745	282,114
Total assets	$1,758,035	$1,759,874

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$8,912	$8,825
Accounts payable	304,601	302,994
Accrued liabilities	151,107	147,426
Total current liabilities	464,620	459,245
Long-term debt and finance lease obligations, less current installments	164,664	138,912
Operating lease liabilities	64,768	67,898
Other long-term liabilities	79,623	78,987
Shareholders’ equity	984,360	1,014,832
Total liabilities and shareholders’ equity	$1,758,035	$1,759,874

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Six Months Ended
	June 30,
	2020	2019

Cash flows from operating activities:
Net income	$445	$23,220
Depreciation and amortization	24,531	24,125
Stock-based compensation expense	6,044	5,720
Accounts receivable, net	20,356	106,749
Contract assets	7,420	(15,464)
Inventories	(48,668)	(6,327)
Accounts payable	6,980	(49,428)
Other changes in working capital and other, net	2,810	(19,823)
Net cash provided by operations	19,918	68,772

Cash flows from investing activities:
Additions to property, plant and equipment and software	(23,290)	(15,495)
Other investing activities, net	2,576	49
Net cash used in investing activities	(20,714)	(15,446)

Cash flows from financing activities:
Share repurchases	(19,329)	(100,039)
Net debt activity	25,608	(2,441)
Other financing activities, net	(12,802)	(12,628)
Net cash used in financing activities	(6,523)	(115,108)

Effect of exchange rate changes	(218)	293
Net decrease in cash and cash equivalents	(7,537)	(61,489)
Cash and cash equivalents at beginning of year	363,956	458,102
Cash and cash equivalents at end of period	$356,419	$396,613

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	Jun 30,
	2020	2020	2019	2020	2019

Income (loss) from operations (GAAP)	$(1,872)	$6,490	$11,941	$4,618	$28,028
Restructuring charges and other costs	5,657	1,908	3,414	7,565	4,990
Settlement	—	—	773	—	773
Impairment	—	1,007	—	1,007	—
Customer insolvency (recovery)	(353)	—	(16)	(353)	(2,758)
Amortization of intangible assets	2,371	2,381	2,361	4,752	4,728
Non-GAAP income from operations	$5,803	$11,786	$18,473	$17,589	$35,761

Gross Profit (GAAP)	$34,672	$43,361	$49,223	$78,033	$99,260
Settlement	—	—	773	—	773
Customer insolvency (recovery)	(353)	—	(16)	(353)	(1,040)
Non-GAAP gross profit	$34,319	$43,361	$49,980	$77,680	$98,993

Net income (loss) (GAAP)	$(3,407)	$3,852	$9,447	$445	$23,220
Restructuring charges and other costs	5,657	1,908	3,414	7,565	4,990
Customer insolvency (recovery)	(353)	—	(16)	(353)	(2,758)
Amortization of intangible assets	2,371	2,381	2,361	4,752	4,728
Settlements	—	—	(330)	—	(2,166)
Impairment	—	1,007	—	1,007	—
Income tax adjustments(1)	(1,584)	(1,078)	(1,039)	(2,623)	(833)
Non-GAAP net income	$2,684	$8,070	$13,837	$10,793	$27,181

Diluted earnings (loss) per share:
Diluted (GAAP)	$(0.09)	$0.10	$0.24	$0.01	$0.58
Diluted (Non-GAAP)	$0.07	$0.22	$0.36	$0.29	$0.68

Weighted-average number of shares used in
calculating diluted earnings (loss) per share:
Diluted (GAAP)	36,439	37,071	38,583	36,863	39,843
Diluted (Non-GAAP)	36,689	37,071	38,583	36,863	39,843

(1)               This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.